Exhibit 10.3
REGENT COMMUNICATIONS, INC.
2005 INCENTIVE COMPENSATION PLAN
RESTRICTED STOCK AWARD
Date of this Award: 01/03/06

Recipient:

Number of Shares of Restricted Stock Awarded:
1.	Regent Communications, Inc. (“Regent”) hereby grants the Recipient this award of restricted shares of Regent’s common stock (the “Award”) subject to the terms and conditions of this Award and of the Regent Communications, Inc. 2005 Incentive Compensation Plan as amended and restated from time to time, (the “Plan”). Recipient acknowledges receipt of a copy of the Plan and agrees that the Plan, as heretofore and as it may hereafter be amended, is incorporated herein by this reference. Defined terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

2.	Subject to the provisions of the Plan, the restrictions on transfer of the shares of Restricted Stock awarded hereunder shall lapse with respect to one-fourth of the shares on the first anniversary of the date of the Award, and with respect to an additional one-fourth of the shares on each of the second, third and fourth anniversaries of the Date of this Award. Such restrictions will lapse, and your ownership rights in the shares will vest, on the dates indicated provided that you are an Employee on such dates. The vesting of such shares may also be accelerated upon the occurrence of certain events and/or the satisfaction of certain conditions as set forth in the Plan.

3.	Any shares which do not vest as set forth in the immediately preceding paragraph will be forfeited back to Regent. Unless and until a share is so forfeited, you will be entitled to vote such share, whether or not vested, in any meeting of Regent stockholders, and you will be entitled to receive any and all dividends declared with respect to such share and otherwise exercise all the rights and privileges of a stockholder of Regent with respect to such share. The shares granted hereunder shall for all purposes be deemed fully paid and non-assessable shares of Regent’s common stock effective as of the Date of this Award.

4.	No shares awarded under the Plan may be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated unless, until and then only to the extent that such restrictions shall have lapsed in accordance with the Plan and this Award letter. The restrictions on transfer contained in this paragraph will also be deemed to apply to any shares of Regent’s common stock as may be issued to you as a result of this award upon the event of a stock dividend, recapitalization, reclassification, a merger, a stock split, a split-up or a combination of shares of Regent, or similar event.

5.	Stock certificates evidencing shares awarded under the Plan shall be issued in the sole name of the Recipient (but may be held by Regent until the restrictions shall have lapsed in accordance with the Plan) and, in addition to all other legends required to be set forth thereon by law or otherwise, shall bear a restrictive legend as required by the Plan as follows:
The right to transfer, sell, exchange, give, pledge, encumber or otherwise dispose of the shares of stock represented by this certificate is restricted in accordance with the terms of a certain restricted stock award letter between the Company and the stockholder named in this certificate and the terms of the Regent Communications, Inc. 2005 Incentive Compensation Plan, as either or both of such instruments may be amended from time to time. The Company will mail to the holder hereof a copy of such award letter and the Plan without charge within five days of a written request therefor.
6.	The obligations of Regent to issue or transfer shares awarded under the Plan shall be subject to compliance with all applicable government rules and regulations, and administrative actions; and the effectiveness of a registration statement under the Securities Act of 1933, as amended.

Regent Communications, Inc.
By
William L. Stakelin,
President and Chief Executive Officer

ACCEPTED AND AGREED:

Printed Name of Recipient

Signature of Recipient

Date